UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

On December 22, 2016, Orgenesis Inc. (the “Company”) entered into a definitive agreement with an investor (the “Investor”) relating to a private placement (the “Private Placement”) of units of the Company’s securities (the “Units”) for aggregate subscription consideration to the Company of $15,000,000. The Units are comprised of (i) 28,846,154 shares (the “Shares”) of the Company’s common stock par value $0.0001 per share (the “Common Stock”) and (ii) three year warrants (the “Warrants”) to purchase an additional 28,846,154 shares of Common Stock at per share exercise price of $0.52. Payment by the Investor of the subscription amount and the issuance of the Shares and Warrants will be made following the (i) formation in India of an entity through which certain joint venture activities, which are currently the subject of negotiations between the Company and affiliates of the Investor, are to be carried out and (ii) establishment of banking credit and other facilities through which the subscription amount can be transferred to the Company.

The issuance of the Shares and Warrants will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering provided by Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Regulation S was based on the fact that Investor is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S, that it is acquiring the securities for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that the Investor understand that the securities may not be sold or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, or an applicable exemption or exemptions therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

December 23, 2016